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                                                                    Exhibit 23.1


We hereby consent to the use in this Registration Statement on Form S-4 of Remington Arms Company, Inc. of our report dated March 3, 2003 relating to the financial statements of Remington Arms Company, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Summary Consolidated Financial Data" and "Selected Historical Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina
May 16, 2003